Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the use in this Registration Statement on Form SB-2 of our report dated February 20, 1996 and May 10, 1996, on our audits of the consolidated financial statements of U.S. Diagnostic Labs Inc. and for the years ended December 31, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.







                                        MORTENSON AND ASSOCIATES, P.C.
                                        Certified Public Accountants.


Cranford, New Jersey
June 5, 1996